FUND PARTICIPATION AGREEMENT

AMENDMENT NO. 4

THIS AMENDMENT, made and entered into this 5th day of August, 2002 (the "Amendment") by and among Sun Life Assurance Company of Canada (U.S.), Sun Life Insurance and Annuity Company of New York (each of which is hereinafter referred to as the "Company"), INVESCO Funds Group, Inc. (the "Adviser"), INVESCO Distributors, Inc. (the "Distributor"), and INVESCO Variable Investment Funds, Inc. (the "Fund").

WHEREAS, the Parties have previously executed a Fund Participation Agreement dated April 15, 2001, and amended on September 1, 2001, April 1, 2002 and April 15, 2002 ("Agreement");

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1. Schedule A of the Agreement is deleted in its entirety and replaced with the following:

PARTICIPATION AGREEMENT

SCHEDULE A

The following Separate Accounts and Associated Contracts of Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance and Annuity Company of New York are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account Name of Separate Account

Futurity II Variable and Fixed Annuity Contract Sun Life of Canada (U.S.) Variable Account F

Futurity III Variable and Fixed Annuity Contract

Futurity Focus II Variable and Fixed Annuity Contract

Futurity Accolade Variable and Fixed Annuity Contract

Futurity Select Four Variable and Fixed Annuity Contract

Futurity Select Four Plus Variable and Fixed Annuity Contract

Futurity Select Seven Variable and Fixed Annuity Contract

Futurity Select Freedom Variable and Fixed Annuity Contract

Futurity Select Incentive Variable and Fixed Annuity Contract

Futurity Protector Variable Universal Life Insurance Policies Sun Life of Canada (U.S.) Variable Account I

Futurity Accumulator Variable Universal Life Insurance Policies

Futurity Survivorship II Variable Universal Life Insurance Policies

Futurity Corporate Variable Universal Life Insurance Policies Sun Life of Canada (U.S.) Variable Account G

Futurity Accolade NY Variable and Fixed Annuity Contract Sun Life (N.Y.) Variable Account C

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives as of the date first written above.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By: _________________________________________

Name:

Title:

By: _________________________________________

Name:

Title:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF

NEW YORK

By: _________________________________________

Name:

Title:

By: _________________________________________

Name:

Title:

INVESCO VARIABLE INVESTMENT FUNDS, INC.

By: _________________________________________

Ronald L. Grooms

Treasurer

INVESCO FUNDS GROUP, INC.

By: _________________________________________

Ronald L. Grooms

Senior Vice President & Treasurer

INVESCO DISTRIBUTORS, INC.

By: _________________________________________

Ronald L. Grooms

Senior Vice President & Treasurer

J:\GC\LAWDEPT\Pheld 2002\Participation Agreements\Invesco\Invesco Amendment No. 4 (8.5.02).doc